UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2025

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane
Dallas, Texas	75231
(Address of Principal Executive Offices)	(Zip Code)

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 par value	KOS	New York Stock Exchange
London Stock Exchange

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2025, Christopher J. Ball informed Kosmos Energy Ltd. (the “Company”) that he has decided to retire as the Company’s Chief Commercial Officer, effective September 30, 2025.

Mr. Ball’s role and responsibilities will be transitioned to Mr. Neal D. Shah, the Company’s Chief Financial Officer, who will assume oversight of the Company’s commercial matters.

In connection with his decision to retire, Mr. Ball has entered into an Advisory Agreement with the Company (the “Advisory Agreement”), pursuant to which Mr. Ball has agreed to provide certain advisory services to the Company following his retirement in connection with the Company’s commercial efforts, as may be requested by the Company from time to time. Mr. Ball will be entitled to receive $3,000 for each day he provides services under the Advisory Agreement plus reimbursement for expenses incurred. In addition, in consideration for his services under the Advisory Agreement and for entering into a transition agreement with the Company (the “Transition Agreement”), Mr. Ball will be provided a portion of his target annual bonus for 2025, prorated through his retirement date. The Advisory Agreement will continue in effect until terminated by either the Company or Mr. Ball.

The foregoing summary of the Advisory Agreement and the Transition Agreement is qualified in its entirety by the full text of the Advisory Agreement and the Transition Agreement, copies of which will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025

KOSMOS ENERGY LTD.

By:	/s/ NEAL D. SHAH
Neal D. Shah
Senior Vice President and Chief Financial Officer